EXHIBIT 10.13

THIS NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE AND/OR SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

CONVERTIBLE PROMISSORY NOTE

$400,000	December 23, 2005

FOR VALUE RECEIVED, the undersigned, GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (“Maker”), promises to pay to the order of CTSL INVESTMENT, LLC, an Iowa limited liability company (“Payee”), the principal sum of Four Hundred Thousand Dollars ($400,000) (the “Principal”), plus an amount equal to 150% of the principal sum (the “Note Obligation”). All amounts due under this Note shall be payable as and at such time or times as are set forth in Paragraph 1 hereof. All payments on this Note shall be due and payable in lawful money of the United States of America at 675 South Fork Drive, Des Moines, Iowa 50263 (or such other place as Payee may from time to time designate in writing).

1. Payments. The Principal and the Note Obligation shall become due and payable on December 31, 2006. Payment hereunder shall terminate the right to convert this Note. This Note shall be prepayable by the Maker as set forth in Paragraph 3 hereof.

2. Events of Default and Remedies. In the event Maker fails to pay any amount due under this Note within ten Business Days (as hereafter defined) after such amount is due, the holder of this Note may (i) offset against this Note any sum or sums owed by the holder hereof to Maker, or (ii) proceed to protect and enforce his rights either by suit in equity and/or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or to enforce any other legal or equitable right of the holder of this Note. As used herein, a “Business Day” is any day other than a Saturday, Sunday or a legal holiday for financial institutions in Omaha, Nebraska.

3. Prepayments. The Principal and Note Obligation on this Note may be voluntarily prepaid in whole or in part at any time prior to conversion of this Note in accordance with Section 4 hereof. At any time prior to payment of the Principal and Note Obligation on this Note, the holder hereof shall have the option of exercising its Optional Conversion rights under Section 4(a), and Maker shall have the option of exercising its Mandatory Conversion rights under Section 4(c).

4. Conversion.

(a) Conversion by Payee. Unpaid Principal and Note Obligation on this Note shall be convertible at the option of Payee or other holder hereof (the “Optional Conversion”), at any time, in whole or in part, in lieu of and in satisfaction of such unpaid Principal and unpaid Note Obligation. This Note shall be convertible into that number of fully paid and nonassessable shares of Common Stock (as defined in Section 5) as is equal to the quotient of the unpaid Principal plus the unpaid Note Obligation divided by the applicable Conversion Price (as defined in Section 5) in effect from time to time. Upon any Optional Conversion, the outstanding Principal and unpaid Note Obligation due under this Note shall be reduced in full by an amount equal to the number of shares of Common Stock issued upon such conversion multiplied by the applicable Conversion Price.

(b) Conversion Procedures. If Payee desires to convert this Note into Common Stock, it shall surrender this Note to Maker at its principal executive offices, accompanied by proper instruments of transfer to Maker or in blank, accompanied by irrevocable written notice (“Optional Conversion Notice”) to Maker that Payee elects so to convert this Note and the name or names (with address) in which a certificate or certificates for Common Stock are to be issued. Maker shall, as soon as practicable after such written notice and compliance with any other conditions herein contained, deliver at such office to Payee, certificates for the number of full shares of Common Stock to which it shall be entitled. Such conversion shall be deemed to have been made as of the date of such surrender of this Note, and the person or persons entitled to receive Common Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

(c) Conversion by Maker. Notwithstanding anything to the contrary in this Note, up to the entire amount of the unpaid Principal and Note Obligation on the Note may be converted at the Maker’s election (“Mandatory Conversion”) provided: (i) no event of default has occurred and is continuing; (ii) the closing sales price of the Common Stock on its principal trading market for ten consecutive trading days (the “Trading Period”) is greater than 150% of the Maximum Conversion Price on each trading day during the Trading Period; [and (iii) the Common Stock issuable upon conversion of the then-outstanding principal and unpaid Note Obligation are included for unrestricted resale in a registration statement effective as of the date notice is given by the Maker to the holder of its election to convert the Note pursuant to this Section 4(c) (“Mandatory Conversion Notice”) and through the date the shares issuable upon Mandatory Conversion of the Note are delivered to such holder.] The Mandatory Conversion Notice must be given no later than the third trading day following the Trading Period. This Note shall be convertible into that number of fully paid and nonassessable shares of Common Stock (as defined in Section 5) as is equal to the quotient of the unpaid Principal plus the unpaid Note Obligation divided by the applicable Conversion Price (as defined in Section 5) in effect from time to time. Upon any Mandatory Conversion, the outstanding Principal and unpaid Note Obligation due under this Note shall be reduced in full by an amount equal to the number of shares of Common Stock issued upon such conversion multiplied by the applicable Conversion Price. If Maker desires to effect a Mandatory Conversion of all or part of this Note into Common Stock, it shall provide the Mandatory Conversion Notice to the holder of this Note. Maker shall, within five Business Days thereafter, deliver to the holder of this Note (in exchange therefor) certificates for the number of full shares of Common Stock to which it shall be entitled. Such conversion shall be deemed to have been made as of the date of the Mandatory Conversion Notice, and the person or persons entitled to receive Common Stock or other securities deliverable upon conversion shall be treated for all purposes as the record holder or holders thereof on such date.

(d) Certain Adjustments. The applicable Conversion Price and the number of securities issuable upon conversion of this Note shall be subject to adjustment from time to time as follows:

(i) In case Maker shall at any time after the date hereof (1) pay a dividend or make a distribution on its capital stock that is paid or made in shares of stock of Maker, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine its outstanding shares of Common Stock into a smaller number of shares, then in each such case the applicable Conversion Price in effect immediately prior thereto and the securities issuable shall be adjusted retroactively as provided below so that Payee thereafter shall be entitled to receive the number of shares of Common Stock of Maker and other shares and rights to purchase stock or other securities which Payee would have owned or have been entitled to receive after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. In the event of the redemption of any shares referred to in clause (1), Payee shall have the right to receive, in lieu of any such shares or rights, any cash, property or securities paid in respect of such redemption. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii) Whenever the Conversion Price is adjusted as provided above, Maker shall compute the adjusted Conversion Price in accordance herewith and mail to Payee a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

(iii) In the event that at any time, as a result of any adjustment made pursuant to this Section, Payee shall become entitled to receive any shares of Maker other than shares of Common Stock or to receive any other securities, the number of such other shares or securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in these provisions with respect to Common Stock.

(e) No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of this Note. All calculations of the number of shares of Common Stock to be issued upon conversion of this Note shall be rounded to the nearest whole share.

(f) Reclassification, Consolidation, Merger or Sale of Assets. In case of any reclassification of Common Stock, any consolidation of Maker with, or merger of Maker into, any other person, any merger of another person into Maker (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of Maker), any sale or transfer of all or substantially all of the assets of Maker or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction whereby Payee shall have the right thereafter, during the period this Note shall be convertible hereunder, to convert this Note only into the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock of Maker into which this Note might have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange assuming such holder of Common Stock of Maker (i) is not a person with which Maker consolidated or into which Maker merged or which merged into Maker, to which such sale or transfer was made or a party to such share exchange, as the case may be (“constituent person”), or an affiliate of a constituent person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange is not the same for each share of Common Stock of Maker held immediately prior to such consolidation, merger, sale or transfer by other than a constituent person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (“non-electing share”), then the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, sale, transfer or share exchange by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Maker, the person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires Maker’s shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(g) Reservation of Shares; Transfer Taxes; Etc. Maker shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of this Note, such number of shares of its Common Stock and other securities free of preemptive rights as shall from time to time be sufficient to effect the conversion of this Note. Maker shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of this Note. If the Common Stock is listed on the New York Stock Exchange, the Nasdaq National Market, or any other national securities exchange, Maker will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of this Note. Maker shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or other securities upon conversion of this Note by Payee.

5. Defined Terms. As used in this Note, the following terms have the respective meanings set forth below:

(a) “Common Stock” shall mean the common stock of Maker, par value $0.001, and any capital stock into which such common stock shall have been changed and any other stock resulting from any reclassification of such stock which is not preferred as to dividends or assets over any other class of stock which shall be in effect from time to time.

(b) “Conversion Price” shall mean, subject to adjustment as provided in Section 4(d) hereof,

i.
the average of the last reported sale prices on the principal trading market for the Common Stock for the ten (10) trading days immediately preceding the date of delivery of the applicable Optional Conversion Notice or Mandatory Conversion Notice, or

ii.
if the Conversion Price cannot be calculated as of such date on the foregoing basis, the fair market value of one share of Common Stock as reasonably determined in good faith by the Board of Directors of the Company;

[provided, however, that in the event of an Optional Conversion of all or part of this Note, such Conversion Price shall not be less than $0.50 nor greater than $1.00, and in the event of a Mandatory Conversion, such Conversion Price shall be $1.20.]

The manner of determining the Conversion Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to Conversion Price must be made hereunder.

6. No Impairment. Maker will not, by amendment of its certificate or articles of incorporation or through any reorganization, transfer of assets, merger, dissolution, issuance or sale of securities or any other voluntary action or inaction, intentionally avoid or seek to avoid the observance or performance of any of the material terms to be observed or performed hereunder by Maker but will at all times in good faith assist in the carrying out of all the provisions of this Note.

7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note, or under any document or instrument executed in connection herewith, shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

8. Waiver. Maker, and each surety, endorser, guarantor, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of acceleration, notice of protest, and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur; agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all renewals, extensions, indulgences, releases, or changes hereof or hereto, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

9. Attorneys’ Fees and Costs. In the event that this Note is placed in the hands of attorneys for collection, or in the event this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case Maker promises to pay all costs of collection, including, but not limited to, reasonable attorneys’ fees, incurred by the holder hereof on account of such collection.

10. NO ORAL AGREEMENTS. THIS NOTE (ALONG WITH THE OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED PURSUANT THERETO) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

12. Severability. If any provision of this Note shall be held to be unenforceable by a court of competent jurisdiction, such provisions shall be severed from this Note and the remainder of this Note shall continue in full force and effect.

13. Assignment. This Note, or any portion hereof, may be assigned by Payee without the consent of Maker. Any such assignment by Payee shall be in compliance with the Securities Act and applicable state securities laws.

14. Notice. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile and electronic transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of delivery by hand, when delivered, (ii) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or (iii) in the case of delivery by facsimile or electronic transmission, when sent and receipt has been confirmed, addressed as follows:

If to Maker:	Gabriel Technologies Corporation
4538 South 140th Street
Omaha, NE 68137
Facsimile: ________________

Attention:	President

If to Payee:
CTSL Investment, LLC
675 South Fork Drive
Des Moines, Iowa 50263
Facsimile: ____________________
Attention: ____________________

15. Limitation on Interest. It is the intent of Payee and Maker in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. The holder of this Note expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the interest received for the actual period of existence of the loan evidenced by this Note exceeds the applicable maximum lawful rate, the holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this Note, be either immediately returned to Maker or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. The term “applicable law” as used in this Note shall mean the laws of the State of Delaware or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.

MAKER:

GABRIEL TECHNOLOGIES CORPORATION

By: /s/ Keith R. Feilmeier
Name: ___________________________________
Title: President